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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2000, except as to subsequent events information presented in Note 2, for which the date is March 1, 2000, on our audits of the consolidated financial statements of SunGard Data Systems Inc. as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in SunGard Data Systems Inc.'s Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 31, 2000




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